Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

The Vape Store, Inc.

We have audited the accompanying consolidated balance sheets of The Vape Store, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year periods ended December 31, 2013. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of The Vape Store, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year periods ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ L.L. Bradford &Company, LLC
Las Vegas, Nevada
November 12, 2014

 THE VAPE STORE, INC.

BALANCE SHEETS

	DECEMBER 31,
	2013	2012
ASSETS
Current assets
Cash	$18,707	$9,441
Inventory	342,684	351,036
Deposit	6,597	3,304
Total current assets	367,988	363,781

Fixed assets
Fixed assets, net of accumulated depreciation	78,224	17,473

Other assets
Website development, net of accumulated amortization	52,824	88,040

Total assets	$499,036	$469,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued liabilities	$23,031	$2,316
Advances from related party	393,094	291,277
Total current liabilities	416,125	353,593

Stockholders’ equity

Common stock, $1 par value; 100 shares authorized; 100 issued and outstanding at December 31, 2013 and 2012	100	100
Shareholder contributions/distributions	(115,268)	13,305
Accumulated deficit	(198,079)	(102,296)
Total stockholders’ equity	(82,911)	(115,701)

Total liabilities and stockholders’ equity	$499,036	$469,294

The accompanying notes are an integral part of these financial statements.

THE VAPE STORE, INC.

STATEMENTS OF OPERATIONS

	December 31, 2013	May 14, 2012 (inception) to December 31, 2012

Revenue	$2,245,813	$282,134
Cost of revenue	1,048,841	47,257
Gross profit	1,196,972	234,877

Operating expenses
Advertising and Promotions	48,308	12,515
Depreciation and amortization	41,908	18,833
General and administrative	397,294	90,457
Salaries & wages	594,073	7,351
Total operating expenses	1,081,583	129,156

Net operating income	115,389	105,721

Provision for income taxes	(19,606)	(3,425)

Net income	$95,783	$102,296

Net income per common share	$958	$1,023

Weighted average shares outstanding	100	100

The accompanying notes are an integral part of these financial statements.

THE VAPE STORE, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Shares		Paid in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
Balance, May 14, 2012 (inception)	-	$-	$-	$-	$-

Shares issued for cash	100	100	-	-	100

Shareholder contributions/distributions	-	-	-	13,305	13,305

Net income	-	-	-	102,296	102,296

Balance, December 31, 2012	100	$100	-	115,601	115,701

Shareholder contributions/distributions	-	-	-	(115,268)	(115,268)

Net loss	-	-	-	95,783	95,783

Balance, December 31, 2013	100	$100	$-	$198,079	$82,911

The accompanying notes are an integral part of these financial statements.

THE VAPE STORE, INC.

STATEMENTS OF CASH FLOWS

	December 31, 2013	May 14, 2012 (inception) to December 31, 2013

Cash flows from operating activities
Net income	$95,783	$102,296
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	41,908	18,833
Changes in operating assets and liabilities
Inventory	8,352	(351,036)
Prepaid expenses and other current asset	(3,293)	(3,304)
Accounts payable and accrued liabilities	(39,285)	62,316
Net cash used in operating activities	103,465	(170,895)

Cash flows from investing activities
Purchase of equipment	(67,443)	(18,698)
Website development costs	-	(105,648)
Cash flows from investing activities	(67,443)	(124,346)

Cash flows from financing activities
Proceeds from advances from related party	101,817	291,277
Proceeds the sale of common stock	-	100
Shareholder contributions (distributions)	(128,573)	13,305
Net cash provided by financing activities	(26,756)	304,682

Net change in cash	9,266	9,441
Cash at beginning of period	9,441	-
Cash at end of period	$18,707	$9,441

Supplemental cash flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

The Vape Store, Inc.

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

The Vape Store, Inc. (the “Company”), was incorporated under the laws of the State of Florida in May 2012. The entity operates retail locations and wholesale production in the electronic cigarette hardware sales and e-liquid production, distribution and sales.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization and assumptions used to calculate fair value of warrants granted, derivative liabilities and common stock issued for services

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change and intense competition. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, the Company had no cash equivalents.

Accounts receivable

The Company accounts receivable, represents our estimate of the amount that ultimately will be realized in cash. The Company reviews the adequacy and adjusts its allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of its individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required. While estimates are involved, bad debts historically have not been a significant factor given the diversity of its customer base and well established historical payment patterns.

Inventory

Inventories are stated at the lower of cost or market value. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand, production availability and/or our ability to sell the product(s) concerned. Demand for our products can fluctuate significantly. Factors that could affect demand for our products include unanticipated changes in consumer preferences, general market and economic conditions or other factors that may result in cancellations of advance orders or reductions in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Product-related inventories are primarily maintained using the average cost method.

Fixed Assets

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Equipment	3-5 years
Furniture	7 years

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there were no impairments needed as of December 31, 2013 and 2012.

Revenue recognition

The Company recognizes ecommerce revenues and the related cost of goods sold at the time the products are delivered to customers. Revenue generated through the Company’s brick and mortar locations is recognized at the point of sale. Discounts provided to customers are accounted for as a reduction of sales. The Company records a reserve for estimated product returns in each reporting period. Shipping and handling fees charged to the customer are recognized as revenue at the time the products are delivered to the customer. Revenues are presented net of any taxes collected from customers and remitted to governmental authorities.

Cost of sales

Cost of goods sold includes cost of goods, occupancy expenses and shipping costs. Cost of goods consists of cost of merchandise, inbound freight expenses, freight-to-store expenses and other inventory related costs such as shrinkage, damages and replacements. Occupancy expenses consist of rent, depreciation and other occupancy costs, including common area maintenance, property taxes and utilities. Shipping costs consist of third party delivery services and shipping materials.

Shipping and Handling

Product sold to customers is shipped from our warehouse. Any freight billed to customers is offset against shipping costs and included in cost of goods sold.

Income taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”) Income Taxes. Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising

The Company expenses advertising costs as incurred. The Company’s advertising expenses totaled $48,308 and $12,515 for the year ended December 31, 2013 and the period from May 14, 2012, (inception), respectively. We are focusing our advertising on gaining market share and building product brand.

Earnings (Loss) Per Share

Net earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Warranty

A return program for defective goods is offered to all of the Company’s online customers. Customers are allowed to return defective goods within a specified period of time (90 days), after shipment. The narrow scope during which this warranty is effective above and beyond the manufacturer’s warranty, the warranty liability total for the Company is immaterial to the financial statements. As a result, the liability is not recorded on the financials.

Year-end

The Company has adopted December 31 as its fiscal year end.

NOTE 3 – INVENTORY

Inventories consist of the following:

	December 31, 2013	December 31, 2012
Finished goods	$342,684	$351,036

NOTE 4 – PROPERTY & EQUIPMENT

The following is a summary of property and equipment:

	December 31, 2013	December 31, 2012
Leasehold improvements	$7,332	$-
Furniture, Fixtures and Equipment	78,809	18,698
Less: accumulated depreciation	(7,917)	(1,225)
	$78,224	$17,473

Depreciation for the year ended December 31, 2013 and the period from May 14, 2012, (inception) was $6,692 and $1,225, respectively.

NOTE 5 – WEBSITE DEVELOPMENT

The following is a summary of development costs:

	December 31, 2013	December 31, 2012
Furniture, Fixtures and Equipment	105,648	105,648
Less: accumulated depreciation	(52,824)	(17,608)
	$88,040	$52,824

Amortization for the year ended December 31, 2013 and the period from May 14, 2012, (inception) was $35,216 and $17,608, respectively.

NOTE 6 – ADVANCES FROM RELATED PARTY

During the year ended December 31, 2013 and 2012, the Company received advances from related party totaling $101,817 and $291,277; respectively. The balance of the advances as of December 31, 2013 and 2012 was $393,094 and $291,277; respectively.

NOTE 7 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 100 shares of common stock, par value $1.00 per share. On May 14, 2012, the Company issued to its sole director 100 shares of common stock for $100 in cash.